                                    FORM OF

                              NINTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------



          NINTH AMENDMENT (the "Amendment"), dated as of June 1, 1995, among THE INTERLAKE CORPORATION, a Delaware corporation (the "Company"), each Subsidiary Borrower party to the Credit Agreement referred to below, The Interlake Corporation Employee Stock Ownership Trust (the "ESOP Borrower"), acting by and through the LaSalle National Trust, N.A. (successor to LaSalle National Bank), not in its indivi dual or corporate capacity, but solely in its capacity as trustee of the ESOP Trust (the "ESOP Trustee" and together with the Company and the Subsidiary Borrowers, the "Credit Parties"), CHEMICAL BANK, individually and as Administrative Agent (the "Administrative Agent"), THE FIRST NATIONAL BANK OF CHICAGO, individually and as Co-Agent (the "Co-Agent"), and the financial institutions party to the Credit Agreement referred to below and listed on the signature pages hereto (the "Banks"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, each of the Credit Parties, the Banks, the Administrative Agent and the Co-Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 27, 1989 and amended and restated as of May 28, 1992 and as further amended by the First Amendment dated as of August 14, 1992, the Second Amendment and Waiver dated as of October 30, 1992, the Third Amendment and Waiver dated as of August 20, 1993, the Fourth Amendment dated as of December 22, 1993, the Fifth Amendment dated as of February 23, 1994, the Sixth Amendment dated as of August 16, 1994, the Seventh Amendment dated as of January 24, 1995, and the Eighth Amendment dated as of February 1, 1995 (as so amended and restated and further amended and as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"); and

          WHEREAS, the Company, the Subsidiary Borrowers and the Banks wish to amend the Credit Agreement as herein pro vided;


          NOW THEREFORE, it is agreed:

          1. On the Ninth Amendment Effective Date, Section 1.01(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

          (c) Each Revolving A Bank severally agrees: (x) on the Restatement Effective Date, to continue outstanding (i) for the account of the Company and on the terms and con ditions of this Agreement, each of its Original Company Revolving A Loans (as so continued, the "Continued Company Revolving A Loans") and (ii) for the accounts of the respec tive Existing Subsidiary Revolving A Borrowers and on the terms and conditions of this Agreement, each of its Original Subsidiary Revolving A Loans (as so continued, the "Continued Subsidiary Revolving A Loans"); and (y) to make, subject to and upon the terms and conditions of this Agreement at any time and from time to time on and after the Restatement Effective Date and prior to the Revolving Loan Maturity Date (i) a revolving loan or loans to the Company (together with the Continued Company Revolving A Loans, each a "Company Re volving A Loan" and collectively, the "Company Revolving A Loans") and (ii) a revolving loan or loans to one or more Subsidiary Revolving A Borrowers (together with the Continued Subsidiary Revolving A Loans, each a "Subsidiary Revolving A Loan" and collectively, the "Subsidiary Revolving A Loans"). Revolving A Loans first incurred on or after the Restatement Effective Date shall, at the option of the respective Bor rower, be incurred as either Base Rate Loans or Eurodollar Loans, provided that all
                                                           --------
Revolving A Loans incurred as part of the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type. Revolving A Loans (i) may be repaid and reborrowed in accordance with the provi sions of this Agreement, (ii) shall not exceed for any Revolving A Bank at any time outstanding that aggregate prin cipal amount which, when added to the product of (x) such Revolving A Bank's Revolving Percentage and (y) all Letter of Credit Outstandings at such time plus the aggregate principal amount of all Permitted Other Indebtedness then outstanding, equals such Revolving A Bank's Revolving A Commitment at such time and (iii) shall not exceed in aggregate principal amount for all Revolving A Banks at any time outstanding, when added to the Letter of Credit Outstandings then outstanding plus the aggregate principal amount of all Permitted Other Indebt-edness then outstanding, the Borrowing Base. Revolving A Loans made to any Subsidiary Revolving A Borrower by all the Revolving A Banks shall not exceed in aggregate principal amount at any time outstanding the Revolving Sub-Limit of such Subsidiary Revolving A Borrower.

          2. On the Ninth Amendment Effective Date, Section 1.05(j) is hereby amended by deleting the date "September 27, 1996" appearing in clause (iii) thereof, and inserting in lieu thereof the date "June 30, 1999".

          3. On the Ninth Amendment Effective Date, Section 1.09 is hereby amended by deleting the date "September 27, 1996" appearing in clause (ix) thereof, and inserting in lieu thereof the date "June 30, 1999".

          4. On the Ninth Amendment Effective Date, Section 2.01(b) of the Credit Agreement is hereby amended by inserting the word "or" immediately after the comma at the end of the tenth line thereof, and deleting the language "or
(3) the limitations set forth in the last sentence of Section 1.01(c)" appearing in clause (ii) thereof.

          5. On the Ninth Amendment Effective Date, Section 3.02 of the Credit Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

          "3.02 Intentionally Omitted."
                ---------------------

          6. On the Ninth Amendment Effective Date, Section 3.03(a) of the Credit Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

          "(a) [Intentionally Omitted]."

          7. On the Ninth Amendment Effective Date, Section 3.03(e) of the Credit Agreement is amended and restated in its entirety as follows:

          (e) On each date upon which a mandatory prepayment of Revolving A Loans or Delayed Draw Loans would be required to be made in accordance with
Section 4.02(h), or on the date any voluntary prepayment of Revolving A Loans or Delayed Draw Loans is made pursuant to Section 4.01(a), the Total Revolving A Commitment and Total Delayed Draw Commitment shall be permanently reduced by the amount of such prepayment (determined as if Revolving A Loans and Delayed Draw Loans were outstanding in the full amount of the Total Revolving A Commitment and Total Delayed Draw Commitment).

          8. On the Ninth Amendment Effective Date, Section 4.01 of the Credit Agreement is hereby amended by (i) inserting the letter "(a)" prior to the text thereof, (ii) inserting the parenthetical "(other than Revolving A Loans repaid pursuant to Section 4.02(b))" after the first reference to the word "Loans" in such Section 4.01(a), (iii) deleting clauses (iv) and (v) of such Section 4.01(a) and re-designating clause "(vi)" as clause "(iv)", (iv) deleting the last sentence of such Section 4.01(a), (v) inserting the following new sentence at the end of such Section 4.01(a):

          "In addition to the foregoing, all repayments of Loans under this
     Section 4.01(a) shall be made on the same basis as mandatory prepayments (and reductions to the Total Revolving A Commitment and Total Delayed Draw Commitment) are made pursuant to Section 4.02(h)."

          and (vi) adding the following new Section 4.01(b):

          "(b) Each Borrower of Revolving A Loans shall have the right to prepay the Revolving A Loans (without causing an automatic reduction in the Total Revolving A Commitment), without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) the respective Borrower shall give the Administrative Agent prior to 11:00 A.M. (New York time) at its Notice Office at least (x) two Business Days' prior notice of its intent to prepay Fixed Rate Loans and (y) one Business Day's prior notice of its intent to prepay Base Rate Loans, which notice shall identify (a) the amount of such prepayment, (b) the Type of Revolving A Loans to be prepaid and (c) in the case of Fixed Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to the respective Banks; (ii) each partial prepayment of Revolving A Loans of a single Borrower shall be in an aggregate principal amount of at least $1,000,000, pro vided that no partial prepayment of Fixed Rate Loans made pursuant to any Borrowing shall reduce the outstanding Fixed Rate Loans made pursuant to such Borrowing to an amount less than $5,000,000; and (iii) prepayments of Fixed Rate Loans may be made pursuant to this Section 4.01(b) only on the last day of an Interest Period applicable thereto. Each prepayment pursuant to this Section 4.01(b) in respect of any Revolving A Loans, and to any Borrowing in respect thereof, shall be applied pro rata among all Revolving A Loans of such
                          --- ----
Borrowing."

          9. On the Ninth Amendment Effective Date, Section 4.02(h) of the Credit Agreement is hereby amended by (i) deleting the first sentence thereof and (ii) inserting the following sentences in lieu thereof:

          "All amounts required to be applied in accordance with this Section 4.02(h) shall be applied: (i) first, and with respect to repayments made on the Ninth Amendment Effective Date only, to the repayments of the outstanding Revolving A Loans in an aggregate amount not to exceed the Priority Amount then in effect, (ii) second, to the repayments of all outstanding Loans (other than ESOP Loans) and reductions to the Total Revolving A Commitment and Total Delayed Draw Commitment pursuant to
     Section 3.03(e), pro rata among the Banks, based on each Bank's pro rata
                      --- ----                                       --- ----
     share of the Total Exposure on or after the Ninth Amendment Effective Date (after giving effect thereto), and (iii) third, to the extent permitted by applicable law, to repayments of the outstanding ESOP Loans. Each Bank shall apply such amounts under clause (ii) above based on its pro rata
                                                                   --- ----
     share of the Total Exposure (x) first, to repay all of its outstanding Loans of Borrowers which are incorporated in the United States or any State thereof in the following order: (A) first to all of its Deferred Term Loans, (B) then to all of its Delayed Draw Term Loans, (C) then to all of its Revolving B Loans, (D) then to all of its Term Loans; and (y) second, to repay all of its outstanding Loans of Borrowers which are incorporated outside of the United States in the following order: (A) first to all of its Term Loans denominated in U.S. Dollars, (B) then to all of its Sterling Revolving B Loans, (C) then to all of its Sterling Term Loans, (D) then to all of its Revolving B Loans and (E) then to all of its Revolving A Loans (to the extent necessary to adjust the outstanding Revolving A Loans of any Bank such that its outstanding Revolving A Loans are proportionate to all outstanding Revolving A Loans on the basis of its Revolving Percentage)."

          10. On the Ninth Amendment Effective Date, Section 7.01(c) of the Credit Agreement is hereby amended by deleting the number "75" in the first line thereof and inserting in lieu thereof the number "90".

          11. On the Ninth Amendment Effective Date, Section 7.09 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

          "Notwithstanding the foregoing, there shall be no further obligation to obtain or maintain Hedging Agreements after the Ninth Amendment Effective Date."

          12. On the Ninth Amendment Effective Date, (i) Section 8.05(d) of the Credit Agreement is hereby amended by deleting the language "pursuant to Section 7.09" in the second line thereof, and inserting in lieu thereof "prior to the Ninth Amendment Effective Date", (ii) Section 8.05(k) of the Credit Agreement is hereby amended by deleting "and" at the end of the fourth line thereof, (iii)
Section 8.05(l) of the Credit Agreement is hereby amended by deleting the period at the end thereof and inserting in lieu thereof "; and", and (iv) Section 8.05 of the Credit Agreement is hereby amended by inserting the following new paragraph (m) at the end thereof:

          "(m)  Indebtedness evidenced by the Senior Notes."

          13. On the Ninth Amendment Effective Date, Section 8.06 of the Credit Agreement is hereby amended by (i) deleting the word "and" after the semicolon in subsection (xvi) of such Section, (ii) deleting the period at the end of subsection (xvii) of such Section and inserting in lieu thereof "; and", and
(iii) inserting the following new subsection (xviii) at the end of such Section 8.06:

     "(xviii) (x) the Company and its Subsidiaries may make advances or loans to, or investments in, Subsidiaries of the Company in an amount not to exceed $1,000,000 annually and (y) the Company and its Subsidiaries may make investments described in the proviso to the definition of Capital Expenditures."

          14. On the Ninth Amendment Effective Date, Section 8.08 of the Credit Agreement is hereby amended by (i) deleting the dollar amount of "23,000,000" in the Amount column opposite the Period "Fiscal Year Ending December, 1995 and each fiscal year thereafter" and inserting in lieu thereof the dollar amount "25,000,000", and (ii) inserting the following new language at the end of such
Section 8.08:

     "Notwithstanding anything to the contrary contained in this Section 8.08, up to $5,000,000 (the "Carry-Over Amount") of unutilized capital expenditure allowances created in any one fiscal year (beginning with the fiscal year ending on December 31, 1995) may be carried over to increase the following fiscal year's capital expenditure allowance."

          15. On the Ninth Amendment Effective Date, Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "8.11  Minimum Consolidated Net Worth.  The Company's Minimum
                 ------------------------------
          Consolidated Net Worth at any time may not be less than an amount equal to (i) the Company's Consolidated Net Worth at December 25, 1994 (i.e., $257,280,386), minus (ii) $30,000,000, plus (iii) Cumulative
           ----
          Consolidated Net Income at such time."

          16. On the Ninth Amendment Effective Date, Section 8.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

           "8.12 Minimum Consolidated EBITDA.  Consolidated EBITDA for (i) the
                 ---------------------------
     period beginning on December 26, 1994 and ending on the last day of (x) the second quarter of 1995, taken as one accounting period, shall be greater than $41,000,000 and (y) the third quarter of 1995, taken as an accounting period, shall be greater than $62,000,000 and (ii) any four fiscal quarter period ending on the last day of any fiscal quarter set forth below, taken as one accounting period, shall be greater than the amount set forth opposite such fiscal quarter:"


     Fiscal Period                                 Amount
     -------------                                 ------


     For the fourth quarter of 1995              $85,000,000

     For the first quarter of 1996                85,000,000
     For the second quarter of 1996               85,000,000
     For the third quarter of 1996                85,000,000
     For the fourth quarter of 1996               87,500,000

     For the first quarter of 1997                87,500,000
     For the second quarter of 1997               87,500,000
     For the third quarter of 1997                87,500,000
     For the fourth quarter of 1997               90,000,000

     For the first quarter of 1998                90,000,000
     For the second quarter of 1998               90,000,000
     For the third quarter of 1998                90,000,000
     For the fourth quarter of 1998               92,500,000


     For the first quarter of 1999                92,500,000
     For the second quarter of 1999               92,500,000

          Additionally, if the Company exceeds the required minimum Consolidated EBITDA levels set forth above for the fiscal years ending December 31, 1995 or December 31, 1996, then 50% of the excess in each of those two years, up to a maximum of $5,000,000 in the aggregate, will be available to the Company as a credit to add to the actual Consolidated EBITDA of the Company in any fiscal quarter thereafter, to be included in the calculation for any period in which such quarter is included. The credit created by such excess may be used in whole or in part."

          17. On the Ninth Amendment Effective Date, Section 9.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "9.13  Environmental Liabilities.  The Company makes payments in
                 -------------------------
          excess of $5,000,000 pursuant to CERCLA in any single fiscal year with respect to remediation at the St. Louis River Site, provided, that the
                                                              --------
          Company may carry over 100% of any year's unused remediation expenditures, up to a maximum aggregate amount of $20,000,000;"

          18. On the Ninth Amendment Effective Date, Section 10.01 of the Credit Agreement is hereby amended as follows:

          (a) The definition of Applicable Margin is amended by adding the following sentence to the end thereof:

          "Effective June 30, 1998, the percentages per annum set forth above shall increase (x) in the case of Base Rate Loans and all other interest rates determined by reference to the Alternate Base Rate, to 2.5%, and (y) in the case of Fixed Rate Loans, to 3.5%."

          (b) The definition of Capital Expenditures shall be amended by adding the following proviso to the end of the first sentence thereof:

          "; provided that there shall be included in the definition of Capital
             -------------
          Expenditures up to $5,000,000 in any fiscal year in expenditures of the Company for (i) securities acquired by the Company and/or its Subsidiaries of another Person representing at least 50% of the voting and economic interests in such Person and (ii) assets the acquisition of which would not otherwise constitute a Capital Expenditure and would not otherwise be permitted under Section 8.02."

          (c) The definition of Consolidated Current Assets is amended and restated in its entirety as follows:

          "Consolidated Current Assets" shall mean, at any date, all the current assets (other than cash and Cash Equivalents) of the Company and its Subsidiaries determined on a consolidated basis in conformity with generally accepted accounting principals.

          (d) The definition of Deferred Term Loan Maturity Date is amended by deleting the date "September 27, 1998" and inserting in lieu thereof the date "June 30, 1999";

          (e) The definition of Delayed Draw Maturity Date is amended by deleting the date "March 27, 1997" and inserting in lieu thereof the date "June 30, 1999";

          (f) The definition of Excess Cash Flow is amended by inserting at the end of clause (i)(x) the following:

          "provided that such calculation shall only include the amount of any
           --------
          decrease which is in excess of $5,000,000,";

          (g) The definition of Consolidated Net Worth is hereby amended and restated as follows:

          "Consolidated Net Worth" shall mean, on any date of determination thereof, shareholders' equity (including preferred stock) of the Company and its Subsidiaries on a consolidated basis."

          (h) The definition of Payment Office is amended by deleting the address appearing in the third and fourth lines thereof and inserting in lieu thereof the address "270 Park Avenue, New York, New York 10017"; and

          (i) The definition of Scheduled Repayment Date shall be amended and restated in its entirety as follows:

          "Scheduled Repayment Date" shall mean (i) with respect to ESOP Loans, the dates set forth under the heading "ESOP Loans" on Schedule III and
          (ii) with respect to all other Installment Loans, June 30, 1999.

          (j) The definition of Revolving Loan Maturity Date is amended by deleting the date "September 27, 1997" and inserting in lieu thereof the date "June 30, 1999";

          (k) The definition of Term Loan Maturity Date is amended by deleting the date "September 27, 1996" and inserting in lieu thereof the date "June 30, 1999";

          (l)  The following new definitions are inserted in alphabetical order:

          "Cumulative Consolidated Net Income" shall mean, on any date, Consolidated Net Income on a cumulative basis for all fiscal quarters of the Company ending after December 25, 1994 (for which Consolidated Net Income was a positive number), all determined on the basis of generally accepted accounting principles as in effect on December 25, 1994.

          "Ninth Amendment Effective Date" shall mean June 1, 1995.

          "Senior Notes" shall mean the Senior Notes due 2001 of the Company issued on the Ninth Amendment Effective Date pursuant to the Indenture, dated as of such date, between the Company and Bank One, Columbus, N.A. as Trustee.

          "Total Exposure" shall mean, at any time, (i) the aggregate principal amount of Loans (excluding ESOP Loans) outstanding at such time, plus
          (ii) the Letter of Credit Outstandings at such time, plus (iii) the Total Unutilized Revolving A Commitment then in effect, plus (iv) the Delayed Draw Commitment then in effect.

          19. On the Ninth Amendment Effective Date, Section 13.04(b) of the Credit Agreement is hereby amended by (i) deleting clause "(iii)" thereof in its entirety, (ii) redesignating clauses "(iv)" and "(v)" as clauses "(iii)" and "(iv)", respectively, and (iii) inserting the following language at the end of clause (ii) in the seventeenth line of such Section 13.04(b):

          "or such lesser amount representing the entire remaining Commitment of such Assigning Bank, and"

          20. On the Ninth Amendment Effective Date, Section 13.11(i) is hereby amended by inserting at the end thereof the following:

          "or create any scheduled amortization for any Tranche of Loans (including by changing the definition of Scheduled Repayment Date),"

          21. On the Ninth Amendment Effective Date, Section 13.20 is hereby deleted in its entirety.

          22. In order to induce the Banks to enter into this Amendment, each of the Credit Parties (other than the ESOP Trustee) hereby (a) certifies that no Default or Event of Default exists and that each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement on the Ninth Amendment Effective Date, both before and after giving effect to this Amendment, is true and correct in all material respects, and (b) confirms that it has and will continue to comply with all of its obligations contained in the Credit Agreement and the other Credit Documents including with respect to each of the Borrowers, but not limited to, all of its obligations contained in
Section 7.10(b) of the Credit Agreement.

          23. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          24. This Amendment may be executed in any number of counterparts and by the different parties hereto on sepa rate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          25. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          26. This Amendment shall become effective on the date (the "Ninth Amendment Effective Date") when each of the following conditions shall have been satisfied:

          (a) On or prior to the Ninth Amendment Effective Date, the Company, the Subsidiary Borrowers, the ESOP Trustee, the Administrative Agent, the Co-Agents and the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) such copies to the Administrative Agent;

          (b) The Company shall have received, on or prior to August 31, 1995, at least $95 million of net cash proceeds from the issuance of the Senior Notes pursuant to documents satisfactory to the Administrative Agent or the Banks, and shall have applied such proceeds as required pursuant to Section 4.02(h) (as amended hereby);

          (c) The Company shall have paid all fees and expenses (including legal fees and expenses) then due and owing to the Administrative Agent; and

          (d) The Administrative Agent shall have received an opinion of counsel to the Company and its Subsidiaries covering the matters herein and such other matters as the Administrative Agent shall have reasonably requested.

          27. From and after the Ninth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents or any other agreement to the Credit Agree ment shall be deemed to be references to such Credit Agree ment as amended hereby.


          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                      THE INTERLAKE CORPORATION



                                      By________________________
                                        Title:

                                      SUBSIDIARY BORROWERS
                                      --------------------


                                      ACME STRAPPING INC.



                                      By________________________
                                        Title:


                                      DEXION (AUSTRALIA) PTY. LTD.
                                      A.C.N. 000 083 956



                                      By________________________
                                        Title:

                                      S.A. DEXION-REDIRACK N.V.



                                      By________________________
                                        Title:


                                      DEXION INTERNATIONAL LIMITED



                                      By________________________
                                        Title:


                                      PRECIS (935) LTD.



                                      By________________________
                                        Title:


                                      DEXION GmbH



                                      By________________________
                                        Title:


                                      TWICEBONUS LIMITED



                                      By________________________
                                        Title:

                                      THE INTERLAKE CORPORATION EMPLOYEE STOCK
                                      OWNERSHIP TRUST, acting by and through the LASALLE NATIONAL TRUST, N.A. (successor to LaSalle National Bank), not in its in dividual or corporate capacity (except for the representa tions and warranties contained in Section 6.01(b)(y) of the Credit Agreement) but solely in its capacity as ESOP Trustee



                                      By_________________________
                                        Title:


                                      BANKS
                                      -----

                                      CHEMICAL BANK
                                      Individually, and as
                                        Administrative Agent



                                      By________________________
                                        Title:


                                      THE FIRST NATIONAL BANK
                                        OF CHICAGO
                                      Individually, and as Co-Agent



                                      By_________________________
                                        Title:


                                      MITSUI TRUST & BANKING CO.,
                                        LTD.



                                      By_________________________
                                        Title:

                                      NATIONAL BANK OF CANADA



                                      By_________________________
                                        Title:



                                      By_________________________
                                        Title:


                                      NATIONAL WESTMINSTER BANK PLC



                                      By_________________________
                                        Title:


                                      BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                      ASSOCIATION, suc cessor by merger to
                                      Security Pacific National Bank



                                      By________________________
                                        Title:


                                      BANK OF AMERICA, ILLINOIS



                                      By________________________
                                        Title:


                                      THE FUJI BANK LIMITED



                                      By_______________________
                                        Title:

                                      MELLON BANK N.A.



                                      By_______________________
                                        Title:


                                      THE NIPPON CREDIT BANK, LTD.



                                      By_______________________
                                        Title:


                                      THE BANK OF NOVA SCOTIA



                                      By_______________________
                                        Title:


                                      UNION BANK OF FINLAND/
                                        CAYMAN ISLAND BRANCH



                                      By_______________________
                                        Title:


                                      By_______________________
                                        Title:


                                      BANK OF YOKOHAMA



                                      By_______________________
                                        Title:

                                      GIROCREDIT BANK AG
                                      DER SPARKASSEN,
                                      GRAND CAYMAN ISLAND BRANCH



                                      By_______________________
                                        Title:



                                      By_______________________
                                        Title:


                                      EATON VANCE PRIME RATE
                                        RESERVES



                                      By______________________
                                        Title:


                                      LEHMAN COMMERCIAL PAPER INC.



                                      By_______________________
                                        Title:


                                      RESTRUCTURED OBLIGATIONS
                                      BACKED BY SENIOR ASSETS, B.V.



                                      By_______________________
                                        Title:

                                      Chancellor Senior Secured Management, Inc.
                                      as Portfolio Advisor


                                      STICHTING RESTRUCTURED OBLIGATIONS BACKED
                                      BY SENIOR ASSETS 2, (ROSA 2)



                                      By_________________________
                                        Title:

                                      Chancellor Senior Secured Management, Inc.
                                      as Portfolio Advisor


                                      MERRILL LYNCH
                                      PRIME RATE PORTFOLIO

                                      By MERRILL LYNCH ASSET
                                           MANAGEMENT, L.P., as
                                           Investment Advisor



                                      By_______________________
                                        Title:


                                      MFS HIGH INCOME FUND



                                      By_______________________
                                        Title:

ACCEPTED AND CONSENTED TO:


INTERLAKE DRC LIMITED



By________________________
  Title:


DEXION GROUP PLC



By________________________
  Title: